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                          AGREEMENT AND PLAN OF MERGER

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                                  BY AND AMONG

                              SPORTING MAGIC, INC.,

                            CMJ ACQUISITION COMPANY,

                               CMJ VENTURES, INC.

                                       and

                    SEAN GARBER, LISA GARBER AND MARK CARTER

                            Dated as of March 1,2002

                          AGREEMENT AND PLAN OF MERGER

          THIS  AGREEMENT  AND PLAN OF  MERGER  (the  "Agreement"),  dated as of
March 1, 2002, by and among (i) Sporting Magic,  Inc., a Delaware  corporation
("SMI" ), (ii) CMJ Acquisition  Company, a Delaware corporation and wholly owned
subsidiary  of  SMI  ("Merger  Sub"),  (iii)  CMJ  Ventures,   Inc.,  a  Florida
corporation  ("QM") and (iv) each of Sean  Garber,  Lisa  Garber and Mark Carter
(collectively, the "Stockholders").

                               W I T N E S S E T H

          WHEREAS,  the Stockholders and each of the Boards of Directors of SMI,
Merger Sub and CMJ have approved the merger of Merger Sub with and into CMJ (the
"Mercer")  upon the  terms  and  subject  to the  conditions  set  forth in this
Agreement,  and such Merger shall  enable SMI to acquire all of the  outstanding equity  capital of CMJ in exchange for cash,  common stock of SMI and  preferred stock of SMI;

          WHEREAS,  after  this  transaction,  CMJ shall  become a wholly  owned subsidiary

          WHEREAS,   prior  to  this  transaction,   SMI  acquired  all  of  the
outstanding common stock on Next, Inc., a Delaware corporation ("Next"), whereby
Next became a partially  owned  subsidiary  of SMI in its capacity as a publicly traded holding company; and

          WHEREAS,  for federal  income tax  purposes,  it is intended  that the
Merger  qualify  as a  reorganization,  for the  benefit  of each of CMJ and the
Stockholders,  within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

          NOW,   THEREFORE,   in   consideration   of  the   premises   and  the
representations,  warranties,  covenants and agreements  contained  herein,  the parties hereto intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

          Section 1.1 The Merger. At the Effective Time (as defined in Section
1.2) and  upon  the  terms  and  subject  to the  conditions  set  forth in this
Agreement and in accordance with applicable  provisions of the Delaware  General
Corporation Law ("Delaware Law"),  Merger Sub shall be merged with and into CMJ, with  CMJ  being  the  surviving  corporation  of the  Merger  (the  "Surviving_
Corporation")  and becoming a  wholly-owned  subsidiary  of SMI.  Following  the
Merger, the separate existence of Merger Sub shall cease.

          Section  1.2  Effective  Time.  At the  Closing (as defined in Section
1.7),  the parties  shall cause the Merger to be  consummated  by executing  and filing  a  duly  executed  Agreement  and  Plan  of  Merger  and  duly  executed
Certificates of Merger  (collectively the "Merger  Documents"),  with respect to the Merger,  with the Secretary of State of the State of Delaware,  in such form as SMI and CMJ  reasonably  determine is required by and in accordance  with the relevant  provisions  of Delaware  Law. The time upon which such filing  becomes effective  in  accordance  with  Delaware  Law  is  referred  to  herein  as the
"Effective Time."

          Section 1.3 Merger  Consideration.  For  purposes  of this  agreement,
"Merger Consideration" shall mean, in the aggregate, (i) 1,400,000 shares of SMI voting common stock,  $.0001 par value per share,  all unencumbered and free and
clear  of  all  liens,  charges,   pledges,  security  interests  or  any  other
restrictions  except for those as may be imposed by federal or state  securities laws  (collectively,  the "SMI  Common  Stock")  and (ii) 3,000  shares of SMI's
Series A preferred stock,  $.0001 par value per share, all unencumbered and free and  clear of all  liens,  charges,  pledges,  security  interests  or any other restrictions and created pursuant to a certificate of designation  substantially similar to the form of certificate of designation  attached  hereto as Exhibit A
(collectively,  the "SMI Preferred Stock").  At the Effective Time, by virtue of the Merger, and without further action by any person or entity,  each issued and outstanding  share of CMJ Stock (as defined in Section 2.2) shall  automatically converted  into the right to receive  2,545.4545  shares of SMI Common Stock and
5.4545 shares of SMI Preferred  Stock.  Schedule  1.33 sets forth to whom and in what  denominations  the Merger  Consideration  is to be  allocated  amongst the
Stockholders or their designees. Fractional shares of either SMI Common Stock or
SMI Preferred Stock to be issued hereunder shall be rounded to the nearest whole number.

          Section 1.4 Effects of Merger.  The Merger  shall have the effects set forth in the Merger Documents and applicable provisions of Delaware Law. Without limiting the generality of the foregoing, at the Effective Time:

          (a) All of the properties,  rights, privileges,  powers and franchises of  Merger  Sub  shall  vest  in  the  Surviving  Corporation,  and  all  debts, liabilities  and duties of Merger Sub shall  become the debts,  liabilities  and duties of the Surviving Corporation;

          (b) The directors and executive officers of the Surviving  Corporation shall be comprised of those  individuals set forth on Schedule 1.4(b),  and each such  director and executive  officer  shall hold office in accordance  with the
Certificate of  Incorporation  and Bylaws of the Surviving  Corporation or until their successors are duly elected and qualify;

          (c) All shares of CMJ Stock  held by CMJ as  treasury  stock  shall be cancelled and no payment shall be made with respect thereto; and

          (d) Each share of capital  stock of Merger Sub issued and  outstanding prior to the Effective  Time shall be converted into one validly  issued,  fully paid and nonassessable share of common stock of the Surviving  Corporation,  and the stock of the Surviving  Corporation issued pursuant to such conversion shall constitute  all of the issued  and  outstanding  shares of capital  stock of the
Surviving Corporation.

          Section 1.5 Certificate of Incorporation  and Bylaws. At the Effective
Time, the Bylaws and Certificate of Incorporation of CMJ shall be the Bylaws and
Certificate of Incorporation of the Surviving Corporation.

          Section 1.6 Exchange of Shares.

          (a) At  the  Closing,  each  Stockholder,  shall  deliver  to SMI  any certificate  or  certificates  which  immediately  prior to the  Effective  Time represented  outstanding  shares of CMJ Stock  ("CMJ  Certificates")  which were converted into the right to receive shares of SMI Common Stock and SMI Preferred
Stock  pursuant to Section 1.3 hereof,  and SMI shall issue to each Stockholder immediately upon receipt of such CMJ Certificate, a certificate representing  the number of shares of SMI Common Stock and SMI  Preferred  Stock into which the shares represented by the CMJ Certificate were converted pursuant to Section 1.3 hereof in connection with the Merger, and all CMJ Certificates so surrendered shall subsequently be cancelled.

          (b) After the Effective Time,  there shall be no further  registration of transfers on the stock transfer books of CMJ of certificates representing any
CMJ capital stock that were outstanding immediately prior to the Effective Time.
If, after the Effective Time,  certificates  representing  CMJ capital stock are presented  for any reason,  they shall be cancelled and exchanged as provided in this Section 1.

          Section 1.7 The Closing. The closing of the transactions  contemplated by this  Agreement  (the  "Closing")  shall take place at the  offices of Olshan
Grundman  Frome  Rosenzweig & Wolosky LLP, 505 Park Avenue,  New York,  New York
10022  as  soon as  practicable  following  satisfaction  or  waiver  of all the conditions  to the  obligations  of the parties to consummate  the  transactions contemplated  hereby,  or at such  other  time  and  place  as SMI,  CMJ and the
Stockholders  shall  mutually agree (the date on which such closing occurs being herein referred to as the "Closing_  Date");  provided,  however,  that under no circumstances  may the Closing  Date be later than March 15, 2002 in  accordance with Section 12.1(d).

                                   ARTICLE II

           REPRESENTATIONS AND WARRANTIES OF CMJ AND THE STOCKHOLDERS

          CMJ and each of the Stockholders, jointly and severally, represent and warrant to SMI and Merger Sub as of the date hereof as follows:

          Section 2.1  Corporate  Organization,  Requisite  Authority to Conduct
Business;    Certificate    of    Incorporation    and   Bylaws.    CMJ   is   a
corporation duly organized, validly existing and in good standing under the laws of the State of  Florida.  CMJ has all  corporate  power and  authority  to own, operate and lease its properties and to carry on its business as the same is now being  conducted.  CMJ is duly qualified or licensed to do business as a foreign
corporation  in  each  foreign   jurisdiction  listed  on  Schedule  2.1,  which
constitute all of the foreign jurisdictions in which the conduct of its business or the ownership or leasing of its  properties  require it to be so qualified or licensed.

          Section 2.2 Capitalization  and Stockholdings.  The authorized capital stock of CMJ  consists  of 1,000  shares  of common  stock,  $1.00 par value per share,  of which 550 shares are issued and  outstanding  (the "CMJ Stock").  The
Stockholders,  beneficially  and of  record,  own all of the CMJ Stock  free and clear of all liens,  claims or  encumbrances  of any nature,  in the  respective amounts set forth on Schedule 2.2. Each of the  Stockholders has the full right, power,  legal  capacity  and  authority  to  transfer  and deliver the CMJ Stock pursuant  to this  Agreement.  The CMJ Stock has been duly  authorized,  validly issued and is fully paid and non-assessable and free of preemptive rights. There are no subscriptions,  options, warrants, calls, rights, contracts, commitments, agreements, understandings or arrangements to sell or issue any capital stock of
CMJ,  including  any right of  conversion  or  exchange  under  any  outstanding security or other  instrument,  and no shares are  reserved for issuance for any purpose.

          Section  2.3  Subsidiaries,   etc.  CMJ  does  not  own  (directly  or
indirectly)  any  equity  interest  in  any  corporation,  partnership,  limited liability company, joint venture, affiliate, association or other entity.

          Section 2.4 Authority Relative to and Validity of this Agreement.  CMJ and the  Stockholders  have all requisite  power,  corporate or  otherwise,  and authority  to enter into this  Agreement,  to perform  all of their  obligations hereunder and to consummate  the  transactions  contemplated  hereby without the approval of any third party.  The execution and delivery of this Agreement,  the performance  by  CMJ  and  the  Stockholders  of  their  respective  obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of CMJ including,  without limitation,  approval of CMJ's Board of Directors. There are no corporate, contractual,  statutory or other restrictions of any kind upon the power and  authority  of CMJ or the  Stockholders  to execute and  deliver  this
Agreement and to consummate the transactions  contemplated hereby and no action, waiver or consent by any government or any agency,  bureau,  board,  commission,
court,   department,   official,   political  subdivision,   tribunal  or  other
instrumentality of any government,  whether federal, state or local, domestic or foreign  (collectively,  a  "Governmental  Entity")  is  necessary  to make this
Agreement a valid instrument binding upon CMJ and the Stockholders in accordance with its terms.  This  Agreement has been duly executed and delivered by CMJ and the Stockholders,  and constitutes the legal,  valid and binding  obligations of
CMJ and the Stockholders, enforceable against each such party in accordance with its terms, except (i) as such enforceability may be limited by or subject to any
bankruptcy,  insolvency,  reorganization,   moratorium  or  other  similar  laws
affecting  creditors' rights generally,  (ii) as such obligations are subject to general  principles of equity and (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy.

          Section 2.5 No Conflict.  The execution,  delivery and  performance of this  Agreement  by CMJ  and  the  Stockholders,  and  the  consummation  of the transactions  contemplated  hereby  (a) will not  result  in any  violation  of, conflict with, constitute a breach, violation or default (with or without notice or  lapse  of  time,  or  both)  under,  give  rise to a right  of  termination, cancellation,  forfeiture  or  acceleration  of any  obligation  or  loss of any benefit under, or result in the creation or encumbrance on any of the properties or assets of CMJ or the  Stockholders  pursuant  to (i) any  provision  of CMJ's
Bylaws  or  Certificate  of  Incorporation  or  (ii)  any  agreement,  contract, understanding,  note, mortgage,  indenture, lease, franchise, license, permit or other  instrument to which CMJ or the  Stockholders  are a party or by which the properties or assets of CMJ or the Stockholders are bound, or (b), conflict with or result in any breach or violation of any statute,  judgment,  decree,  order, rule or governmental  regulation  applicable to CMJ or the Stockholders or their respective properties or assets.

          Section 2.6  Governmental  Consents.  No consent,  approval,  order or authorization  of, or  registration,  declaration of, or qualification or filing with,  any  Governmental  Entity,  is required by or with  respect to CMJ or the
Stockholders in connection with the execution,  delivery and performance of this
Agreement or the consummation of the transactions  contemplated  hereby,  except
for   such   consents,   approvals,   orders,   authorizations,   registrations,
declarations,  qualifications  or filings as may be  required  under  federal or state securities laws in connection with the transactions contemplated hereby.

          Section  2.7  Financial  Statements.  CMJ has  delivered  to SMI true, correct and complete copies of its unaudited financial  statements for the years ended December 31, 2000 and 2001 (collectively, the "CMJ Financial Statements"), a copy of which is attached hereto as Schedule 2.7. The CMJ Financial Statements have been prepared in conformity with generally accepted  accounting  principles
("GAAP") and present fairly, in accordance with GAAP, the financial condition of
CMJ as at the  respective  dates thereof and the results of operations  and cash flows for the respective  periods covered.  Since December 31, 2001, CMJ has not sold or otherwise  disposed of or  encumbered  any of the  properties  or assets reflected on the CMJ  Financial  Statements,  or other assets owned or leased by it, except in the ordinary course of business.

          Section 2.8 Liabilities.  CMJ has no liability,  debt or obligation of
any  nature  (whether  liquidated,   unliquidated,  direct,  accrued,  absolute,
contingent or otherwise,  and whether due or to become due), except  liabilities that are (i) reflected on the CMJ Financial Statements, or (ii) were incurred in the ordinary  course of business  and do not  individually  or in the  aggregate exceed $15,000.

          Section 2.9 Absence of Certain Changes and Events.  Since December 31,
2001,  there has not been,  with respect to CMJ, (a) any damage,  destruction or loss  (whether  or not  covered  by  insurance)  with  respect  to any assets or properties; (b) any entry into any commitment or transaction (including, without limitation,  any borrowing or capital expenditure) other than commitments and/or transactions  (i)  described  in Schedule  2.9(a)(i),  (ii)  entered into in the ordinary  course of business in an amount not to exceed $15,000 in the aggregate or (iii) as contemplated by this Agreement; (c) any transfer, assignment or sale of, or rights granted under, any material leases, licenses, agreements, patents,
trademarks,   trade  names,   copyrights   or  other  assets  other  than  those
transferred,  assigned,  sold or granted in the ordinary  course of business and consistent with past practice;  (d) any mortgage,  pledge,  security interest or imposition of any other  encumbrance  on any assets or properties  except in the ordinary  course of  business;  (e) any payment of any  liabilities  of any kind other than  liabilities  currently  due;  (f) any  cancellation  of any debts or claims or  forgiveness  of amounts  owed to CMJ;  (g) any  change in  accounting principles or methods  (except  insofar as may have been required by a change in
GAAP); (h) to the best of CMJ's and the Stockholders'  knowledge and belief, any change in any state or local law,  rule or  regulation  applicable to or binding upon the business of CMJ; (i) any dividend or distribution to the  Stockholders;
or G) any  increase  in the  compensation  payable  to  any  Stockholder  or any executive  employee of CMJ.  Since  December 31,  2001,  CMJ has  conducted  its business  only in the  ordinary  course  and in a manner  consistent  with  past practice and has not made any material  change in the conduct of its business or operations.

          Section 2.10 Taxes and Tax Returns.

          (a) To the best of CMJ's and the  Stockholders'  knowledge and belief,
CMJ and any  affiliated,  consolidated,  combined,  unitary or similar  group of which it is or has been a member  have  filed or  caused to be filed in a timely manner all returns,  declarations,  reports, estimates,  information returns and statements with respect to Taxes  (collectively,  the "Tax Returns") required to be filed  under any United  States  federal,  state or local or any  foreign law pertaining  to Taxes and such Tax Returns are, in all material  respects,  true, complete and correct. CMJ has paid, within the time and in the manner prescribed by law or,  alternatively,  will pay in a

timely manner on or before the Closing Date,  all Taxes  required to be shown on such Tax  Returns.  To the best of CMJ's  and the  Stockholders'  knowledge  and belief, no claim has ever been made by an authority in a jurisdiction  where CMJ does not file Tax  Returns  that CMJ is or may be  subject to  taxation  by that jurisdiction.  "Tax" or "Taxes" shall mean,  collectively,  all taxes,  charges, fees, levies or other assessments including, without limitation, all net income, gross income,  gross receipts,  sales,  use, value added, ad valorem,  transfer, franchise,  profits,  alternative  (or add-on)  minimum,  license,  withholding, employment,  environmental,  payroll, disability, excise, estimated,  severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind  whatsoever,  whether  computed on a consolidated,  unitary, combined,  separate  or any other  basis,  together  with any  interest  and any penalties,  additions  to tax  or  additional  amounts  imposed  by  any  taxing authority.

          (b) To the best of CMJ's and the  Stockholders'  knowledge and belief,
CMJ has paid or accrued on its books and records  amounts  that are adequate for the payment of all Taxes, whether or not required to be shown on any Tax Return, not yet due and payable,  including  Taxes for any period that ends on or before the Closing Date and for any period that begins before the Closing Date and ends after the Closing Date to the extent such Taxes are  attributable to the portion of any such period ending on the Closing Date.

          (c) To the best of CMJ's and the  Stockholders'  knowledge and belief,
CMJ has complied, in all material respects,  with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has, within the time and in the manner  prescribed by law, withheld from employees and any other third parties and paid over to the proper governmental authorities,  all amounts required to be so withheld and paid under all applicable laws.

          (d) To the best of CMJ's and the  Stockholders'  knowledge and belief;
there  are  no  outstanding   waivers  or  comparable   consents  regarding  the
application  of the  statute  of  limitations  with  respect to any Taxes or Tax
Returns  that  have  been  given  by CMJ and CMJ is not the  beneficiary  of any extension to file any Tax Return.

          (e) No federal, state, local or foreign audits or other administrative or court  proceedings  are  presently  pending  with  regard to any Taxes or Tax
Returns of CMJ and,  to the best of CMJ's and the  Stockholders'  knowledge  and belief,  no deficiencies  for any Taxes have been asserted against CMJ that have not  been  resolved  or  paid  in  full.  There  are no  tax  liens  or  similar encumbrances  with respect to any of the assets of CMJ that arose in  connection with any  failure (or  alleged  failure)  to pay any Tax.  No material  issue is currently  being asserted by the Internal  Revenue  Service (the "IRS") or other relevant taxing authority in any audit or examination of the Tax Returns of CMJ.
CMJ has not filed, with respect to any item, a disclosure  statement pursuant to
Section 6662 of the Code, or any comparable  disclosure with respect to federal, state and/or local tax statutes.

          (f)  No currently effective power of attorney has been granted by CMJ with respect to any matter relating to Taxes that is currently in force.

          (g)  CMJ  has  not  at  any  time  been  included  in a  consolidated, affiliated,  combined,  unitary or similar Tax Return nor was any such inclusion required nor has any

liability on Taxes of any other person as a transferee,  successor,  by contract or otherwise, been assessed against CMJ.

          (h) CMJ's  combined  federal  and state tax income  liability  for the fiscal year ended December 31, 2001 shall not exceed $60,000.

          Section 2.11 Title to Property.

          (a) CMJ has good and  marketable  title  to,  or in the case of leased assets and  properties,  valid  leasehold  interests  in, all tangible  real and personal  assets and property that it owns or leases or is used in the operation of its business  (collectively,  the  "Property"),  free and clear of all liens, claims and  encumbrances  of any  nature,  except  those  identified  in the CMJ
Financial  Statements.  Schedule 2.11(a) sets forth a complete and accurate list of all such owned or leased  property  including,  without  limitation,  (i) all inventory,  machinery,  equipment,  tooling, parts, furniture,  supplies, office equipment, (ii) all leases of equipment or other property used in the conduct of
CMJ's  business  and (iii) all other  owned or  leased  property.  No  financing statement  under the  Uniform  Commercial  Code or any similar law naming CMJ as debtor  has been filed in any  jurisdiction  in  respect  of the  Property,  and neither CMJ nor the  Stockholders are a party to or bound under any agreement or legal  obligation  authorizing  a party to file any  such  financing  statement, except those financing statements that will be terminated at Closing.

          (b) Each lease identified on Schedule 2.11(a) is valid and enforceable in accordance with its terms, in all material respects, and is in full force and effect.  Except as set forth on Schedule 2.11(b),  no consent or approval of any landlord or other third party in connection with any such lease is necessary for
CMJ or the  Stockholders to enter into and execute this Agreement and consummate the transactions contemplated hereby. To the best of CMJ's and the Stockholders'
knowledge  and  belief,  no  other  party  to any  lease  is in  default  of its obligations  thereunder,  and CMJ (or any other party to any such lease) has not at any time  delivered or received any notice of default which  remains  uncured under any such lease and no event has occurred which,  with the giving of notice or the  passage of time,  or both,  would  constitute  a default  under any such lease.

          (c) All  material  items of  equipment  owned or  leased by CMJ are in adequate  operating  condition,  regularly and properly  maintained,  subject to normal wear and tear.

          Section 2.12 Intellectual Property.

          (a) CMJ owns, or holds adequate licenses or other legally  enforceable rights to use all patents, patent applications, trademarks, brand marks, service marks,  logos, brand names, domain names, trade names,  copyrights,  proprietary software,  know-how, trade secrets arising from any proprietary processes or any similar proprietary  intellectual property (collectively,  the "CMJ Intellectual
Property") that are used in its business as it is presently being conducted. CMJ owns or has the right to use, sell or license all CMJ Intellectual  Property and such CMJ  Intellectual  Property is believed to be sufficient  for it to conduct its business as it is currently being conducted.  Schedule 2.12 hereto lists, as may be applicable,  each patent,  patent right, patent  application,  trade name registration,  trademark application and/or registration,  copyright application and/or  registration,  domain name, source and object code owned or possessed  by CMJ.  Such list  specifies,  as  applicable:  (i) the title of the patent,  trademark trade name, service mark, copyright or application  therefor;
(ii) the jurisdiction by or in which such patent, trademark, trade name, service mark or  copyright  exists  and has been  issued  or  registered  or in which an application has been filed,  including the registration or application  numbers;
and (iii) all Licenses  (copies of which have been  delivered  to SMI).  For the purposes  of this  Agreement,  "Licenses",  collectively,  means  all  licenses, sub-licenses,  agreements, permissions, undertakings and understandings pursuant to which any third party is licensed or authorized  to use any CMJ  Intellectual
Property or pursuant to which CMJ is authorized to use any patents,  trademarks, trade secrets, service marks, trade names, copyrights,  inventions, products and processes under development,  databases, drawings, designs, proprietary know-how or information,  other  confidential  information,  or other rights with respect thereto of any third party.

          (b) The execution, delivery and performance of this Agreement, and the consummation  of the  transactions  contemplated  hereby will not  constitute  a material  breach of any instrument or agreement  governing any CMJ  Intellectual
Property,  will not cause the  forfeiture or termination or give rise to a right of  forfeiture or  termination  of any CMJ  Intellectual  Property or impair the right  of CMJ to use,  sell or  license  any CMJ  Intellectual  Property  or any portion thereof.

          (c) Neither the manufacture,  marketing, license, sale or intended use of any product currently  licensed or sold by CMJ or currently under development by CMJ  violates  any  license  or  agreement  between  CMJ and any third  party relating to such product, nor infringes upon any intellectual  property right of any  other  party.  There  are no  pending  or,  to the  best of  CMJ's  and the
Stockholders'  knowledge and belief,  threatened claims or litigation contesting the validity and ownership by CMJ or its right to use, sell,  license or dispose of any CMJ Intellectual  Property,  nor is there any basis for such a claim. CMJ has not received any actual notice asserting that any CMJ Intellectual  Property or its proposed use,  sale,  license or  disposition  conflicts or will conflict with  the  rights  of any  other  party,  nor is  there  any  basis  for such an assertion.

          (d) No current or prior officers, employees or consultants of CMJ have asserted an ownership  interest in any CMJ Intellectual  Property as a result of having been involved in the  development  of such property  while employed by or consulting to CMJ or otherwise.

          Section 2.13 Legal Proceedings, Claims, Investigations,  etc. There is
no  legal,  administrative,   arbitration  or  other  action  or  proceeding  or
governmental   investigation   pending   or,  to  the  best  of  CMJ's  and  the
Stockholders'  knowledge and belief,  threatened,  against CMJ (or any director, officer or employee of CMJ)  relating to the business or assets of CMJ.  Neither
CMJ nor the Stockholders have been informed of, or have any actual knowledge of, any violation of or default under, any laws, ordinances, regulations, judgments, injunctions,  orders or decrees (including without  limitation,  any immigration laws or regulations) of any court, governmental department,  commission, agency, instrumentality  or  arbitrator  applicable  to CMJ or it  business.  CMJ is not currently  subject to any  judgment,  order,  injunction or decree of any court, arbitration authority, administrative agency or other Governmental Entity.

          Section  2.14  Insurance.  Schedule  2.14 hereto sets forth a list and
brief  description  of  all  existing  insurance  policies   maintained  by  CMJ
pertaining  to its  business  properties,  personnel  and assets.  CMJ is not in default with respect to any provision contained in any insurance policy, and has not failed to give any notice or present any claim under any insurance policy in a timely  fashion.  Copies of all such policies have been  delivered to SMI. All such  policies are in full force and effect and  following the Closing Date will continue to be in full force and effect to the extent as may be paid for by SMI.
All payments  with respect to such policies are current and will remain so up to the Closing  Date.  CMJ has not received any notice  threatening  a  suspension, revocation, modification or cancellation of any such policy.

          Section 2.15 Material  Contracts.  Schedule 2.15 sets forth a complete and accurate  list,  as of the Closing  Date,  of all contracts or agreements to which  CMJ is a party  (collectively,  the  "Contracts").  Any  purchase  order, written or oral, in receipt of CMJ requiring the provision by CMJ of products or services,  the value of which exceeds $2,000  constitutes a Contract.  Copies of all written  contracts and a description of the terms of all other oral contacts to which CMJ is a party,  including  any and all  amendments  and  modifications thereto,  have  been  delivered  to SMI  prior to the date  hereof.  Each of the
Contracts is valid and binding, in full force and effect and enforceable against the parties  thereto in accordance  with its  provisions.  CMJ has not assigned, mortgaged,  pledged,  encumbered,  or otherwise  hypothecated  any of its right, title or  interest  under  any of the  Contracts.  To the best of CMJ's  and the
Stockholders'  knowledge and belief,  neither CMJ nor any other party thereto is in  violation  of, in default in respect of, nor has there  occurred an event or condition which,  with the passage of time or giving of notice (or both),  would constitute a violation of, or a default  under any Contract.  No written or oral notice has been received by either CMJ or the Stockholders  claiming any default by CMJ of, or  indicating  the desire or intention of any other party thereto to amend, modify, rescind or terminate, any Contract.

          Section  2.16  Inventories.  All  inventories  reflected  in  the  CMJ
Financial   Statements  are  stated  at  the  lower  of  cost  or  market  on  a first-in-first-out  basis in accordance  with GAAP,  with adequate  reserves for obsolete,  obsolescent and slow moving items consistently  applied in conformity with past  practices.  Schedule  2.16  contains a true and complete  list of all inventory  (including  work in progress)  of CMJ as of December  31,  2001.  All inventory of CMJ is in good and marketable  condition and otherwise fit for sale unless  otherwise  designated as obsolete in Schedule  2.16.  Since December 31,
2001,  none of such  Inventory has been sold or otherwise  disposed of except in the  ordinary  course  of  business.  On the  Closing  Date,  SMI,  in its  sole discretion,  will  determine  whether  CMJ will  have  inventory  sufficient  in quantity,  type and quality for the conduct of its business in  accordance  with past practice.

          Section 2.17  Customers.  Except as set forth on Schedule 2.17,  there are no  pending  or, to the best of CMJ's and the  Stockholders'  knowledge  and belief,  threatened  disputes  between  CMJ and any of its  locations,  vendors, suppliers, customers or other parties that in any way relate to the operation of the business of CMJ.  Schedule  2.17 lists all  locations,  vendors,  suppliers, customers or other parties that have commercial  dealings with CMJ and relate to the business of CMJ, and a description of the nature of such dealings.

          Section 2.18 Accounts Receivable. All accounts receivables of CMJ have arisen from bona fide transactions by CMJ in the ordinary course of business and are, to the best

of CMTs and the Stockholders' knowledge and belief, deemed collectible by CMJ in the ordinary course of business  (without,  however,  CMJ giving any warranty to
SMI as to any  extent  of  collectability  whatsoever).  Except  as set forth on
Schedule 2.18, there are no defenses, claims of disabilities,  offsets, refusals to pay or other  rights of offset  against  any such  accounts  receivable.  Any allowances that CMJ has established specifically for doubtful accounts have been established on a basis consistent with CMJ's prior practice,  credit  experience and GAAP consistently  applied. CMJ has delivered to SMI a complete and accurate aging list of all accounts receivables of CMJ as of December 31, 2001.

          Section  2.19  Certain  Transactions.  Except as set forth on Schedule
2.19, none of the Stockholders, officers, directors or employees of CMJ, nor any member of any such person's or Stockholder's  family is presently a party to any transaction  with  CMJ  relating  to the  business  of  CMJ,  including  without limitation,  any contract,  agreement or other arrangement (i) providing for the furnishing  of services  by, (ii)  providing  for the rental of real or personal property from, or (iii) otherwise requiring payments to (other than for services as officers, directors or employees of CMJ), any such person or any corporation, partnership,  trust or other  entity in which any such person has a  substantial interest as a stockholder, officer, director, trustee or partner.

          Section  2.20  Broker.  No  broker,  finder  or  investment  banker is entitled to any  brokerage,  finder's or similar  fees or other  commissions  in connection with the transactions  contemplated hereby, based on the arrangements made by or on behalf of CMJ or the Stockholders.

          Section  2.21 Environmental Matters.

          (a) Except as set forth on Schedule  2.21,  CMJ is not the subject of, or, to the best of CMJ's  and the  Stockholders'  knowledge  and  belief,  being threatened  to be the  subject of (i) any  enforcement  proceeding,  or (ii) any investigation,  brought  in  either  case  under  any  federal,  state  or local environmental law, rule, regulation, or ordinance at any time in effect or (iii)
any  third  party  claim  relating  to  environmental  conditions  on or off the properties  of CMJ. CMJ has not been notified that it must obtain any permits or licenses or file  documents  for the  operation of its business  under  federal, state and local  laws  relating  to  pollution  protection  of the  environment.
Neither CMJ nor the Stockholders  have been notified of any conditions on or off the properties of CMJ that would give rise to any material liabilities, known or unknown,  under any federal,  state or local environmental law, rule, regulation or ordinance, or as the result of any claim of any third party. For the purposes of this Section 2.22, an investigation shall include, but is not limited to, any written notice received by CMJ or the Stockholders that relates to the onsite or offsite  disposal,  release,  discharge  or spill  of any  waste,  waste  water, pollutant or contaminants.

          (b) To the best of CMJ's and the  Stockholders'  knowledge and belief, there are no toxic wastes or other toxic or hazardous  substances  or materials, pollutants or contaminants  that CMJ (or any previous occupant of the facilities of CMJ) has used,  stored or otherwise  held in or on any of the  facilities  of
CMJ,  that are  present  at or have  migrated  from  CMJ's  facilities,  whether contained in ambient air, surface water, groundwater, land surface or subsurface strata. The facilities of CMJ have been maintained by CMJ in compliance with all environmental

                                       10

protection,  occupational,  health  and  safety  or  similar  laws,  ordinances, restrictions, licenses, and regulations. CMJ has not disposed of or arranged (by contract,  agreement or otherwise) for the disposal of any material or substance that was  generated or used by CMJ at any off-site  location that has been or is listed  or, to the best of CMJ's and the  Stockholders'  knowledge  and  belief, proposed for inclusion on any list  promulgated by any  Governmental  Entity for the purpose of identifying sites which pose a danger to health and safety. There have been no environmental studies, reports and analyses made or prepared in the last five years  relating to the  facilities  of CMJ. CMJ has not  installed any underground  storage tanks in any of its facilities and none of such  facilities contains any underground storage tanks.

          Section 2.22 Illegal Payments.  Neither CMJ nor the Stockholders have, directly or  indirectly,  paid or delivered any fee,  commission or other sum of money  or  item  of  property,  however  characterized,  to any  finder,  agent, government  official or other party,  in the United States or any other country, which is in any manner  related to the business or  operations  of CMJ, that the
Stockholders  know or have  reason to  believe  to have been  illegal  under any federal,  state  or  local  laws  or  the  laws  of  any  other  country  having jurisdiction. CMJ has not participated,  directly or indirectly, in any boycotts affecting any of its actual or potential customers.

          Section  2.23  Licenses.  To the best of CMJ's  and the  Stockholders'
knowledge  and  belief,  CMJ is the  holder  of all  federal,  state  and  local licenses,  permits  and  approvals  required  to conduct  its  business as it is presently  being  conducted.  All such licenses are in good standing,  valid and effective,  and free and clear of any liens,  conditions or  restrictions  which might limit their full  utilization  as authorized by any  Governmental  Entity.
Schedule 2.23 lists each License so held and its date of expiration.

          Section  2.24  Compliance  with  Law.  To the  best of  CMJ's  and the
Stockholders'  knowledge  and belief,  CMJ has complied in all respects with all laws, rules,  regulations,  arbitral determinations,  orders, writs, decrees and injunctions  that are  applicable  to or  binding  upon CMJ,  its  business  and properties,  and neither CMJ nor the  Stockholders  have  received any notice or have any knowledge of any violations thereof.

          Section  2.25 Labor  Matters.  Neither CMJ nor the  Stockholders  have received any notice from any labor union or group that it  represents or intends to represent  the  employees  of CMJ. CMJ has complied in all material  respects with all applicable laws affecting  employment and employment  practices,  terms and  conditions  of  employment  and wages and hours.  CMJ has not  received any notice of and there are no  complaints  against  it  pending  or, to the best of
CMJ's  and the  Stockholders'  knowledge  and  belief,  threatened,  before  the
National Labor Relations Board, the Equal Employment Opportunity Commission, any
state or local Human  Rights  Commission  or any other state or local  agency in respect of labor or  employment  matters.  No labor  strike,  material  dispute, slowdown or stoppage has occurred with respect to the employees of CMJ and there is no labor strike,  material  dispute,  slowdown or stoppage pending or, to the best of CMJ's  and the  Stockholders'  knowledge  and  belief,  threatened  with respect  to its  employees.  There  are no  pending  grievances  or  arbitration proceedings against CMJ with respect to the operation of its business.

          Section 2.26 Books of Account;  Records. The general ledgers, books of account and other  records of CMJ in respect of its  business  are  complete and correct in all

                                       11

material  respects and have been  maintained  in  accordance  with good business practices and on a consistent basis from period to period reflected therein.

          Section 2.27 Investments in Competitors.  Neither the Stockholders nor
any of their affiliates own,  directly or indirectly,  any interests or have any investment in any person that is a competitor  of CMJ other than the  securities of any issuer that are listed for trading on a national  securities  exchange or are  traded  in the  over-the-counter  market  which do not,  in the case of any
Stockholder,  constitute  more than 2.0% of the total amount of such  securities that are outstanding.

                                   ARTICLE III

            ADDITIONAL REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

          In  addition  to those  representations  made by the  Stockholders  in
Article II, the Stockholders,  jointly and severally, also represent and warrant to SMI and Merger Sub as of the date hereof as follows:

          Section 3.1 Investment Representations.

          (a) The Stockholders are acquiring the Merger Consideration solely for their own account as an investment  and not with a view to any  distribution  or resale  thereof  within the meanings of such terms under the  Securities  Act of
1933, as amended (the "Securities Act").

          (b) Each of the Stockholders has such knowledge,  experience and skill in business and financial  matters that each of the  Stockholders  is capable of evaluating the merits and risks of an investment in the Merger Consideration.

          (c) Each of the  Stockholders  (i) has received all  information  that each  of the  Stockholders  deems  reasonably  necessary  to  make  an  informed investment  decision with respect to an investment in the Merger  Consideration;
(ii)  has  had  the  opportunity  to  make  such  investigation  as  each of the
Stockholders  desires regarding SMI and an investment  therein and (iii) has had the opportunity to ask questions of representatives of SMI concerning SMI.

          (d) Each of the Stockholders  understands that he or she must bear the economic risk of an  investment  in SMI for an uncertain  period of time because
(i) the Merger  Consideration  has not been registered  under the Securities Act and applicable state securities laws and (ii) the Merger  Consideration  may not be sold,  transferred or otherwise  disposed of without  registration  under the
Securities  Act  or an  exemption  therefrom,  and  that  in the  absence  of an effective  registration  statement  covering  the  Merger  Consideration  or  an available  exemption  from  registration  under the  Securities  Act, the Merger
Consideration  must be held  indefinitely.  In particular,  each  Stockholder is aware  that  the  Merger  Consideration  may not be sold  pursuant  to Rule  144 promulgated  under the  Securities Act unless all of the conditions of that Rule are  met.  In  this  connection,  each  Stockholder  represents  that  he or she understands  that under Rule 144, the Merger  Consideration  must be held for at least one year after purchase thereof from SMI prior to resale (two years in the absence  of  public  current  information  about  SMI) and that,  under  certain circumstances,  the conditions for use of Rule 144 include the  availability  of public current information about SMI, that sales be effected through a "broker's

                                       12

transaction"  or in  transactions  with a "market maker," and that the number of shares  being  sold  not  exceed  specified  limitations.  Such  public  current information  about SMI for purposes of Rule 144 is presently not available,  and may not be publicly available in the future.

          (e) Each Stockholder  understands that the certificates evidencing the
Merger Consideration may bear one or all of the following legends:

              (i) "The  shares  represented  by this  certificate  have not been registered  under the United States  Securities Act of 1933.  They may not be  sold,  offered  for  sale,  pledged,  hypothecated  or otherwise  transferred in the absence of a registration  statement in effect with respect to such shares under such Act or an opinion of counsel or other evidence  satisfactory to Sporting Magic, Inc.
              and its counsel that such registration is not required."

              (ii) Any legend required by any other jurisdiction.

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF SMI AND MERGER SUB

          Each of SMI and Merger Sub,  jointly and severally,  hereby  represent and  warrant  to each  of CMJ and the  Stockholders  as of the  date  hereof  as follows:

          Section  4.1  Corporate  Organization.  SMI,  Merger  Sub and Next are
corporations  duly  organized,  validly  existing and in good standing under the laws of the  State of  Delaware  and  have all  necessary  corporate  power  and authority  to own,  operate  and lease  their  properties  and to carry on their business as the same are now being conducted.

          Section 4.2 Authority. SMI and Merger Sub have all requisite corporate power  and  authority  to  enter  into  this  Agreement  and  to  perform  their obligations  hereunder and consummate the transactions  contemplated hereby. The execution and delivery of this Agreement,  the performance by SMI and Merger Sub of  their  obligations  hereunder  and  the  consummation  of  the  transactions contemplated  hereby  have been duly and  validly  authorized  by all  necessary corporate  action on the part of SMI and Merger Sub.  This  Agreement is a valid and  binding  obligation  of SMI and Merger  Sub,  enforceable  against  them in accordance with its terms,  except (i) as such  enforceability may be limited by or subject to any bankruptcy,  insolvency,  reorganization,  moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general  principles of equity and (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy.

          Section  4.3  Capitalization.  The  authorized  capital  stock  of SMI consists of 25,000,000 shares of SMI Common Stock, of which 9,489,225 shares are issued  and  outstanding.  In  addition,  SMI is  obligated  to issue,  upon the occurrence of certain events,  80,435 shares of SMI Preferred  Stock. The issued and outstanding SMI Common Stock has been duly authorized, validly issued and is fully paid and nonassessable and free of preemptive rights.  Except as set forth on Schedule 4.3 hereto, there are no subscriptions,  options,  warrants,  calls, rights, contracts, commitments, understandings,  restrictions or arrangements of any kind  relating  to any shares of

                                       13

either SMI Common Stock or SMI Preferred  Stock, and there are no voting trusts, buy-sell  agreements  or other  agreements  or  understandings  of any kind with respect to either of SMI Common Stock or SMI Preferred Stock.  When issued,  the
Merger  Consideration  shall be duly issued,  fully paid, and non-assessable and comprise 23.3% and 4.3%, respectively, of the aggregate SMI Common and Preferred
Stock  issued to Danny F. Cooke,  William B.  Hensley and the William B. III and
Cindy S. Hensley Living Trust (together,  the "Next  Stockholders")  pursuant to that certain Exchange Agreement, dated as of December 21, 2001 and as amended on
January 18, 2002 and February 1, 2002,  by and among,  SMI,  Buddy Young and the
Next Stockholders.  The authorized capital stock of Merger Sub consists of 1,000 shares of common  stock,  par value  $0.001 per  share,  of which 100 shares are validly issued and  outstanding  and owned solely by SMI.  Merger Sub was formed solely for the purpose of participating in the Merger,  has no assets other than that amount of cash that is required  for it to be  organized  as a  corporation under Delaware Law and has conducted no activities other than in connection with its incorporation.

          Section 4.4 SMI and Next Financial Statements.  SMI has delivered to
CMJ and the  Stockholders,  true,  correct  and  complete  copies of its audited financial  statements for the year ended August 31, 2001 and unaudited financial statements for the three month period ended November 30, 2001 (collectively, the
"SMI  Financial  Statements").  Next has delivered to CMJ and the  Stockholders, true, correct and complete copies of its unaudited  financial  statement for the year ended November 30, 2001 (the "Next Financial Statements", and together with the SMI Financial  Statements  referred to collectively as the "Joint  Financial
Statements").  The Joint  Financial  Statements have been prepared in accordance with GAAP, and fairly present,  in accordance with GAAP, the financial condition of each of SMI and Next, as the case may be, as at the respective dates thereof, and the results of  operations  and cash flows of SMI and Next,  as the case may be, for the  periods  covered.  At  November  30,  2001,  there were no material liabilities,  absolute  or  contingent  of SMI and Next,  that were not shown or reserved  against on the  balance  sheets as of such date  included in the Joint
Financial Statements,  except obligations under the contracts set forth therein.
Since November 30, 2001, SMI and Next have not sold or otherwise  disposed of or encumbered  any of the  properties  or assets  reflected on the Joint  Financial
Statements as of such date,  or other assets owned or leased by them,  except in the ordinary course of business.

          Section 4.5  Governmental  Consents.  No consent,  approval,  order or authorization  of; or  registration,  declaration of, or qualification or filing with,  any  Governmental  Entity is required by or with respect to SMI or Merger
Sub in  connection  with the  execution  and  delivery of this  Agreement or the consummation of the transactions  contemplated hereby,  except for the filing of the Merger  Documents  and such  consents,  approvals,  orders,  authorizations, registrations,  declarations, qualifications or filings as may be required under federal or state  securities laws in connection with the  transactions set forth herein.

          Section 4.6 No Conflicts,  Absence of Defaults, No Third Party Consent
Required.  The execution,  delivery and  performance of this Agreement by either
SMI or Merger Sub, and the consummation of the transactions  contemplated hereby will not (a) result in any violation  of,  conflict  with,  constitute a breach, violation or default  (with or without  notice or lapse of time, or both) under, give rise to a right of termination, cancellation, forfeiture or acceleration of any  obligation  or loss of any  benefit  under,  or result in the  creation  or

                                       14

encumbrance  on any of the properties or assets of SMI or Merger Sub pursuant to
(i)  any  provision  of  SMI's  or  Merger  Sub's  Bylaws  or   Certificate   of
Incorporation or (ii) any agreement,  contract,  understanding,  note, mortgage, indenture, lease, franchise, license, permit or other instrument to which SMI or
Merger Sub is a party or by which the  properties or assets of SMI or Merger Sub are  bound,  (b)  conflict  with or result in any  breach  or  violation  of any statute,  judgment, decree, order, rule or governmental regulation applicable to
SMI, Merger Sub or their  properties or assets,  or (c) will require the consent of any third party.

          Section 4.7 Legal Proceedings,  Claims, Investigations,  etc. There is
no material legal, administrative,  arbitration or other action or proceeding or governmental  investigation  pending, or to the best of knowledge of SMI, Merger
Sub and Next,  threatened,  against  SMI,  Merger Sub or Next (or any  director, officer,  agent,  representative  and/or  employee  of SMI,  Merger Sub or Next)
relating to the business or assets of SMI,  Merger Sub or Next.  SMI, Merger Sub and Next have not been informed of any violation of or default under,  any laws, ordinances,  regulations,  judgments,  injunctions, orders or decrees (including
without  limitation,   any  immigration  laws  or  regulations)  of  any  court,
governmental  department,  commission,  agency,  instrumentality  or  arbitrator applicable  to SMI,  Merger  Sub or Next or their  respective  businesses.  SMI,
Merger Sub and Next are not currently subject to any judgment, order, injunction or decree  of any  court,  arbitral  authority,  administrative  agency or other governmental authority.

          Section  4.8  SEC  Documents.  SMI  has  furnished  to  CMJ  and  each
Stockholder   complete  and   accurate   copies  of  the   following   documents
(collectively,  "SMI's SEC Filings") that have been filed with the United States
Securities  and  Exchange   Commission  (the  "SEC")  under  the  United  States
Securities  Exchange  Act of 1934  and the  rules  and  regulations  promulgated thereunder (the "Exchange Act"): SMI's Annual Report on Form 10-KSB for the year ended August 31,  2001,  SMI's  Quarterly  Report on Form 10-QSB for the quarter ended November 30, 2001 and SMI's Proxy  Statement for its action to be taken by written consent in lieu of a meeting of stockholders  dated June 1, 2002. Except as set forth on Schedule 4.8, as of their  respective  filing  dates,  SMI's SEC
Filings complied in all material  respects with the requirements of the Exchange
Act and, as of their respective filing dates,  SMI's SEC Filings did not contain any  untrue  statement  of a  material  fact or omit to  state a  material  fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          Section  4.9 Broker.  Except as set forth on Schedule  4.9, no broker, finder or investment  banker is entitled to any  brokerage,  finder's or similar fees or other  commissions  in  connection  with the  transactions  contemplated hereby, based on the arrangements made by or on behalf of SMI or Merger Sub.

          Section 4.10 Taxes and Tax Returns.

          (a) To the  best of SMI's  knowledge  and  belief,  SMI and any of its affiliated,  consolidated,  combined, unitary or similar group of which it is or has been a member  has filed or caused  to be filed in a timely  manner  all Tax
Returns required to be filed under any United States federal,  state or local or any foreign law  pertaining  to Taxes and such Tax Returns  are, in all material respects, true, complete and correct.

                                       15

          (b) To the best of SMI's  knowledge  and  belief,  SMI has paid and/or accrued on its books and records  amounts  that are  adequate for the payment of all Taxes,  whether or not  required to be shown on any Tax Return,  not yet due and payable,  including  Taxes for any period that ends on or before the Closing
Date and for any period that begins  before the Closing  Date and ends after the
Closing  Date to the extent  such Taxes are  attributable  to the portion of any such period ending on the Closing Date.

          (c) To the best of SMI's  knowledge and belief,  SMI has complied,  in all material respects,  with all applicable laws, rules and regulations relating to the  payment  and  withholding  of Taxes and has,  within the time and in the manner  prescribed by law,  withheld from  employees and any other third parties and paid over to the proper governmental authorities, all amounts required to be so withheld and paid under all applicable laws.

          (d)  To  the  best  of  SMI's  knowledge  and  belief,  there  are  no outstanding  waivers or comparable  consents  regarding the  application  of the statute of  limitations  with respect to any Taxes or Tax Returns that have been given by SMI and SMI is not the  beneficiary  of any  extension  to file any Tax
Return.

          (e) No federal, state, local or foreign audits or other administrative or court  proceedings  are  presently  pending  with  regard to any Taxes or Tax
Returns of SMI and, to the best of SMI's  knowledge and belief,  no deficiencies for any Taxes have been asserted against SMI that have not been resolved or paid in full.

          (f) No currently  effective  power of attorney has been granted by SMI with respect to any matter relating to Taxes that is currently in force.

          (g)  SMI  has  not  at  any  time  been  included  in a  consolidated, affiliated,  combined,  unitary or similar Tax Return nor was any such inclusion required nor has any  liability  on Taxes of any other  person as a  transferee, successor, by contract or otherwise, been assessed against SMI.

                                    ARTICLE V

                    COVENANTS OF THE PARTIES PRIOR TO CLOSING

          Section  5.1  Access.  The  Stockholders  shall and shall cause CMJ to authorize  and permit SMI and its  representatives,  including  its  independent accountants,  financial  advisers,  agents and counsel to have reasonable access during normal business hours,  upon reasonable notice and in such manner as will not unreasonably  interfere with the conduct of CMJ's business,  to all of CMJ's properties,  books, records, operating instructions and procedures and all other information  with  respect to the  business  of CMJ as SMI may from time to time request,  and to make copies of such books,  records and other  documents and to discuss the business  with CMJ's  directors  and  officers,  in each case, as is reasonably  necessary or appropriate  for the purposes of  familiarizing  itself with CMJ and with  obtaining  any  necessary  approvals  of or  permits  for the transactions contemplated by this Agreement;  provided,  however, that CMJ shall not be  required  to  provide  SMI or its  representatives  with  access  to any information or materials required to be kept confidential pursuant to agreements with third  parties or by a provision,  statute,  ordinance,  judicial  order or other law, rule or regulation.

                                       16

          Section 5.2 Conduct of  Business.  During the period  beginning on the date hereof and ending on the Closing Date, the Stockholders shall not and shall cause CMJ not to, without the prior written  consent of SMI, which consent shall not be unreasonably withheld or delayed:

          (a) conduct its business in any manner except in the ordinary course;

          (b)  terminate,  or fail to renew or preserve,  any material  license, permit,  franchise,  certificate  of authority,  or order,  or any waiver of the foregoing, required to be issued by any Governmental Entity;

          (c) make any loan,  guaranty or other  extension  of credit,  or enter into any commitment to make any loan,  guaranty or other extension of credit, to or for the benefit of any director,  officer,  employee,  stockholder  or any of their respective affiliates;

          (d) grant  any  general  or  uniform  increase  in the rates of pay or benefits to  officers,  directors  or  employees  (or a class  thereof),  or any increase in salary or benefits of any  officer,  director or employee or pay any bonus to any person in excess of $2,500;

          (e)  terminate,   transfer  or  hire  any   additional   employees  or
consultants;

          (f) sell,  transfer,  mortgage,  encumber or otherwise  dispose of any assets or properties except  dispositions of inventory in the ordinary course of business  consistent with past practices and other dispositions of assets not to exceed  $10,000 in the aggregate in the ordinary  course of business  consistent with past practices;

          (g)  issue,  grant,  sell,  redeem or acquire  for value,  or agree to issue,  sell,  redeem or  acquire  for  value,  or amend or  modify,  any equity securities or debt obligations of CMJ;

          (h) change or amend its Certificate of Incorporation or Bylaws;

          (i)  terminate,  amend  or  fail to use  its  commercially  reasonable efforts to renew any existing insurance coverage;

          (j) other than in the ordinary  course of business and consistent with past practice,  voluntarily  incur or agree to incur any obligation or liability
(absolute or contingent) that individually or in the aggregate calls for payment by CMJ or the Stockholders of more than $10,000;

          (k)  make any  material  investment,  by  purchase,  contributions  to capital,  property  transfers,  or otherwise,  in any association,  corporation, limited liability company, individual, partnership, trust or any other entity or organization (collectively, a "Person");

          (1) other than as expressly provided herein,  make any Tax election or make any  change in any  method or period  of  accounting  or in any  accounting policy, practice or procedure;

          (m)  dispose of or fail to  preserve  any CMJ  Intellectual  Property, trade secrets or any rights to the use thereof, or

          (n) agree to or make any commitment to take any actions  prohibited by this

          Section 5.3 Preservation of Business Prior to Closing Date. During the
period  beginning on the date hereof and ending on the Closing Date, (a) CMJ and the Stockholders  shall and shall cause CMJ to use its  commercially  reasonable efforts to preserve its  business  and to preserve  the  goodwill of  customers, suppliers  and others  having  business  relations  with CMJ and (b) CMJ and the
Stockholders  shall consult with SMI  concerning,  and CMJ and the  Stockholders shall use commercially  reasonable  efforts to cooperate with SMI, in connection with SMI's  efforts to keep the services of the  officers  and  employees of CMJ that SMI may wish CMJ to  retain.  Except as set forth in  Section  8.4  hereof, nothing  in this  Section  5.3 shall  obligate  SMI or CMJ after the  Closing to retain or offer employment to any officer or employee of CMJ.

          Section 5.4 Exclusivity.

          (a) Unless SMI or Merger Sub is in breach of this  Agreement  prior to the  Closing,  and such  breach has not been cured  within 15 days of CMJ or the
Stockholders providing SMI with written notice of such breach, the Stockholders,
CMJ and any of the directors, officers, employees,  representatives or agents of
CMJ shall not,  directly  or  indirectly,  (i)  discuss,  negotiate,  undertake, authorize,  recommend,  propose or enter into, either as the proposed surviving, merged,  acquiring or acquired corporation,  any transaction involving a merger, consolidation,  business  combination,  purchase or disposition of any amount of assets  or  capital  stock  or  other  equity  interest  in CMJ  other  than the transactions contemplated by this Agreement (an "Acquisition Transaction"), (ii)
facilitate,   encourage,  solicit  or  initiate  discussions,   negotiations  or
submissions  of  proposals or offers in respect of an  Acquisition  Transaction,
(iii) furnish or cause to be furnished, to any Person any information concerning the  business  operations,  properties  or assets of CMJ in  connection  with an
Acquisition Transaction,  or (iv) otherwise cooperate in any way with, or assist or participate in,  facilitate or encourage,  any effort or attempt by any other
Person to do or seek any of the foregoing.  The Stockholders  will inform SMI in writing  immediately  following the receipt by the Stockholders,  CMJ or any CMJ representative  of any  proposal  or inquiry  with  respect  to any  Acquisition
Transaction.

          (b) Should the  parties  hereto  fail to  consummate  the Closing as a direct or indirect result of any breach,  whatsoever, of the covenants contained in this Section 5.4, CMJ and the Stockholders,  jointly and severally,  agree to reimburse SMI and Merger Sub for all costs and expenses actually incurred by SMI and Merger Sub in furtherance of the transactions contemplated by this Agreement unless SMI or Merger Sub is in breach of this Agreement.

          Section 5.5 Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use all commercially reasonable efforts to take promptly, or cause to be taken promptly,  all actions, and to do promptly, or cause to be done promptly all things reasonably  necessary,  proper or advisable  under  applicable  laws and  regulations  to  consummate  and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings and to remove any injunctions or other  impediments or delays,  legal or otherwise,  in order to

                                       17

consummate and make effective the  transactions  contemplated  by this Agreement for the purpose of securing to the parties hereto the benefits  contemplated  by this Agreement.

          Section 5.6 Conduct,  Notification  of Certain  Matters.  Each of SMI,
Merger  Sub,  CMJ and the  Stockholders  shall use all  commercially  reasonable efforts  not to take,  or fail to take,  any  action  that from the date  hereof through the Closing would cause or constitute a breach of any of its  respective
representations,   warranties,  agreements  and  covenants  set  forth  in  this
Agreement. The Stockholders and CMJ shall give prompt written notice to SMI, and
SMI shall give  prompt  written  notice to CMJ and the  Stockholders  of (a) the occurrence or  non-occurrence  of any event, the occurrence or non-occurrence of which  causes  or is  likely  to cause any  representation  or  warranty  of the
Stockholders  or CMJ,  on the one hand,  or SMI and/or  Merger Sub, on the other hand,  contained in this  Agreement to be untrue or  inaccurate  in any material respect at or prior to the Closing and (b) any failure of the Stockholders, CMJ,
SMI or Merger Sub, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder;  provided,  however,  that the delivery of any notice  pursuant to this Section 5.6 shall not limit or otherwise  affect the other party's right to rely on the  representations  and  warranties  herein or any the other  remedies available to the party receiving such notice.

                                   ARTICLE VI

                         ADDITIONAL CONTINUING COVENANTS

          Section 6.1  Expenses.  All costs and expenses  incurred in connection with this Agreement and the  transactions  contemplated  hereby shall be paid by the party  incurring  such costs and expenses  regardless of the  termination of this  Agreement  or the  failure to  consummate  the  transactions  contemplated hereby.

          Section 6.2 Taxes.

          (a) Without the prior written  consent of SMI, which consent shall not be unreasonably  withheld or delayed,  neither the  Stockholders nor CMJ, or any affiliate  of CMJ or the  Stockholders  shall,  to the  extent it may  affect or relate to CMJ, make or change any tax election, change any annual tax accounting period, adopt or change any method of tax election, change any annual accounting period,  adopt or change  any method of tax  accounting,  file any  amended  Tax
Return,  enter into any closing  agreement,  settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitation  period applicable to any Tax claim or assessment or take or omit to take any other action,  if any such action or omission  would have the effect of materially increasing the Tax liability or reducing any Tax Asset of CMJ, SMI or any affiliate of SMI.

          (b) For  purposes of this  Agreement,  "Tax Asset"  shall mean any net operating loss, net capital loss,  investment tax credit, or any other credit or
tax  attribute  which  could  reduce  Taxes  (including,   without   limitation,
deductions and credits related to alternative minimum taxes).

                                       18

          (c) For purposes of this Agreement, "Tax Liability" shall mean any net operating income,  net capital income, or any other debit or tax attribute which could  increase  Taxes  (including,  without  limitation,  additions  and debits related to alternative minimum taxes).

          (d) Any and all  existing  tax  sharing  agreements  or  arrangements, written or unwritten,  binding CMJ,  shall be terminated as of the Closing Date.
After the Closing Date, CMJ shall not have any rights or liabilities thereunder.

          Section 6.3 Public Disclosure.  All public  announcements,  statements and press releases  concerning the  transactions  contemplated by this Agreement shall be mutually  agreed upon by CMJ and SMI in writing  before the issuance or the making thereof and,  subject to the advice of counsel,  no party shall issue any such press releases or make any such public  statement  prior to such mutual agreement, except as may be required by law (including federal securities laws).
Notwithstanding  the foregoing,  the parties hereto  acknowledge that SMI may be required to describe  transactions  contemplated by this Agreement and/or file a copy of this Agreement,  including all exhibits and schedules  hereto,  with the
Securities  and  Exchange  Commission  in  connection  with  related  disclosure obligations under applicable securities laws.

          Section 6.4 Additional Documents and Further Assurances.  At, and from time to time after the date first written  above,  at the request and expense of
SMI but without further  consideration,  CMJ and the Stockholders  shall execute and deliver such other  instruments of  conveyance,  assignment,  transfer,  and delivery  and take such other action as SMI  reasonably  may request in order to
more  effectively  convey,  transfer,   assign  and  deliver  to  the  Surviving
Corporation,  and to place the Surviving  Corporation  in possession and control of, any of the  rights,  properties,  assets and  business  intended to be sold, conveyed,  transferred,  assigned and delivered  hereunder,  or to assist in the collection or reduction to possession of any and all of such rights, properties, and assets or to enable the  Surviving  Corporation  to  exercise  and enjoy all rights and benefits of CMJ or the Stockholders with respect thereto.

          Section  6.5 Blue Sky Laws.  SMI,  Merger  Sub and CMJ shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions  which are applicable to the issuance of the Merger  Consideration and/or  the  conversion  of the CMJ  Stock.  The  parties  hereto  shall use all reasonable  efforts  to  assist  each  other in  complying  with all  applicable securities and blue sky laws.

          Section 6.6 Confidentiality, Non-Competition.

          (a) In the course of operation  of the  business of all  parties,  all parties  shall have  received,  and will continue to receive,  information  that gives  the  other  parties  an  advantage  over its  competitors,  and  which is confidential  and  proprietary,  relating to each parties'  respective names and preferences of customers,  the costs and profits of particular  lines,  products
and  markets,   technological  data,  computer  programs,   know-how,  potential
acquisitions,   sources  of   financing,   corporate   operating  and  financing
strategies,  expansion plans and similar related information (collectively,  the
"Confidential  Material").  At no time during the period  commencing on the date first written above shall any party to this Agreement, whether individually,  or jointly  with  others,  for the benefit of himself,  herself or any third party, publish,  disclose,  use, or authorize anyone else to publish,  disclose, or use any Confidential Material of

                                       19

the other parties; provided, however, that any such Confidential Material may be disclosed only as required by law (by oral questions, interrogatories,  requests for  information or documents,  subpoena,  civil  investigative  demand,  or any informal or formal investigation by any Governmental  Entity). In the event that any  party is  requested  pursuant  to, or is  required  by,  applicable  law or regulation or by legal process to disclose any Confidential Material, such party shall promptly notify the other parties of any anticipated disclosure obligation and cooperate with the other parties,  at such other  parties'  expense,  in its efforts to seek an appropriate protective order or other reliable assurance that confidential  treatment  will be  accorded to that  portion of the  Confidential
Material  that is required to be  disclosed.  The parties  acknowledge  that any disclosure of any  Confidential  Material would cause  material and  irrevocable harm to the other parties and their respective business.

          (b)  In  addition  to,  and  without  limitation  of,  the  terms  and conditions set forth in the  Employment  Agreements (as defined in Section 8.4),
Lisa  Garber  and Mark  Carter  hereby  acknowledge  and  recognize  the  highly competitive  nature of the business of SMI and its affiliates and,  accordingly, agree that, in consideration for the Merger Consideration to be received by them in connection with the consummation of the transactions contemplated herein, and for other good and valuable consideration,  the receipt and adequacy of which is hereby  acknowledged,  and to induce SMI to enter into this  Agreement,  neither they, nor any of their  affiliates,  shall, from and after the Closing until the fifth  anniversary  thereof,  individually  or jointly with others,  directly or indirectly,  own, manage, operate, join, control,  participate in, invest in, or otherwise be connected  with,  in any manner,  whether as an officer,  director, employee, partner, investor or otherwise, any business entity that is engaged or otherwise involved in any business similar to the business of SMI, Next, CMJ, or any affiliates thereof, whether through ownership,  leasing or other operations, or  operate  any  businesses  under a name  using  any  derivative  of the  name
"Sporting  Magic," "Next" or "CMJ  Ventures,"  without first obtaining the prior written consent of SMI, which may be withheld for any reason,  or no reason,  in the sole  discretion of SMI;  provided,  however,  that such provision shall not apply to the  ownership  by Lisa  Garber  or Mark  Carter,  solely  as a passive investment,  of the  securities  of any issuer  that are listed for trading on a national securities exchange or are traded in the over-the-counter  market which do not, in the case of Lisa Garber or Mark Carter,  constitute more than 2.0% of the total amount of such securities that are outstanding.

          (c) It is the  desire  and intent of the  parties  that the  foregoing provisions  of  this  Section  6.6  shall  be  enforced  to the  fullest  extent permissible  under the laws and public policies applied in each  jurisdiction in which enforcement is sought.  Accordingly,  if any particular  provision of this
Section shall be  adjudicated  to be invalid or  unenforceable,  such  provision shall be deemed amended to delete  therefrom the portion thus  adjudicated to be invalid or  unenforceable,  with such deletion only to apply with respect to the operation of such provision of this Section 6.6 in the  particular  jurisdiction in which such  adjudication  is made.  In addition,  in the event of a breach or threatened  breach by any  Stockholder  of any of the provisions of this Section
6.6,  SMI and the  Surviving  Corporation  shall be  entitled  to an  injunction restraining  them,  him or her,  as the case may be, from such  breach.  Nothing contained  herein  shall  be  construed  as  prohibiting  SMI or  the  Surviving
Corporation  from  pursuing  any other  remedies  available  for such  breach or threatened breach.

                                       20

          Section 6.7 Reorganization. None of the parties hereto shall knowingly take or fail to take any action,  which action or failure would  jeopardize  the qualification  of the Merger as a  reorganization  within the meaning of Section
368(a) of the Code, whether prior to or after the Closing.

          Section 6.8 Lock-Up Agreements. For a period commencing on the Closing
Date hereof and  terminating  on the two year  anniversary  of the Closing Date, each  of  the  Stockholders  shall  enter  into  lock-up  agreements  with  SMI, substantially  similar  in form to any  lock-up  agreement  entered  into by all stockholders of SMI that  beneficially own 5% or more of all the outstanding SMI
Common Stock on the date of such lock-up agreements.

          Section 6.9 Stockholder Rights. For a period commencing on the Closing
Date hereof and terminating on the two (2) year  anniversary of the Closing Date
(the "Rights Period"), SMI shall grant each of the Stockholders, with respect to the shares of SMI Common  Stock and SMI  Preferred  Stock being  acquired by the
Stockholders hereunder, rights on substantially similar terms to any such rights granted by SMI to the Next Stockholders during the Rights Period.

                                   ARTICLE VII

                            CONDITIONS TO THE CLOSING

          The  obligations of the parties to effect the Closing shall be subject to the  following  conditions  unless  waived in writing by each of the  parties hereto:

          Section 7.1 Illegality. There shall not have been any statute, rule or regulation  enacted,  promulgated  or  deemed  applicable  to  the  transactions contemplated  by this  Agreement by any  Governmental  Entity that  prevents the consummation  of the Closing or that has the effect of making the  conversion of the CMJ Stock and/or  transfer of the SMI Common Stock and SMI  Preferred  Stock illegal.

          Section  7.2  Absence of  Litigation.  No action,  suit or  proceeding concerning SMI, Merger Sub, CMJ or any of the  Stockholders  shall be threatened or pending  by or before any court of  competent  jurisdiction  or  Governmental
Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent  consummation of any of the transactions  contemplated by this
Agreement or (ii) cause any of the  transactions  contemplated by this Agreement to be rescinded following consummation.

          Section 7.3  Consents  and  Approvals.  All filings and  registrations with, and notifications to, all federal,  state,  local and foreign  authorities required for  consummation  of the  transactions  contemplated by this Agreement shall have been made,  and all  consents,  approvals and  authorizations  of all federal,  state,  local and foreign  authorities  and third  parties to material contracts,  licenses, agreements or instruments required for consummation of the transactions  contemplated  by this Agreement shall have been received and shall be in full force and effect.

                                       21

                                  ARTICLE VIII

              CONDITIONS TO OBLIGATIONS OF CMJ AND THE STOCKHOLDERS

          The obligations of CMJ and the  Stockholders  under this Agreement are subject to the  satisfaction,  on or prior to the Closing Date, unless waived in writing by CMJ and the Stockholders, of each of the following conditions:

          Section 8.1 Representations and Warranties of SMI. The representations and warranties of SMI and Merger Sub contained in this  Agreement  shall be true and correct on the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date (except for representations and warranties made as of a specified  date,  which need only be true and  correct as of the  specified date.

          Section 8.2  Performance of Agreement.  All covenants,  conditions and other  obligations  under this  Agreement  which are to be performed or complied with by SMI or Merger Sub shall have been  performed  and  complied  with in all material respects on or prior to the Closing in accordance with this Agreement.

          Section 8.3  Certificates.  SMI shall have furnished the  Stockholders and CMJ with a certificate  dated the Closing Date signed by the Chief Executive
Officer or  President  of SMI to the  effect  that the  conditions  set forth in
Sections 8.1 and 8.2 have been satisfied.

          Section 8.4  Employment.  SMI shall have  entered  into an  employment agreement with Sean Garber, substantially in the form attached hereto as Exhibit
B-1 (the "Employment Agreement").

          Section  8.5  Opinion of Counsel to SMI.  CMJ shall have  received  an opinion of 01shan Grundman Frome  Rosenzweig  &  Wolosky LLP, counsel to SMI and  Merger  Sub  dated  the  Closing  Date,  in form and  substance  reasonably satisfactory to CMJ and the  Stockholders,  and their counsel,  substantially in the form attached hereto as Exhibit C.

          Section  8.6  No  Material  Adverse  Change.   Each  of  CMJ  and  the
Stockholders shall have determined, in their sole discretion,  that there are no facts or circumstances that materially and adversely affect the value of the SMI
Common Stock and SMI Preferred Stock.

          Section 8.7 Stockholder  Liabilities.  SMI, to the extent practicable, at or prior to the Closing Date, and in no event later than 45 days  thereafter, shall have satisfied all current charges directly related to the business of CMJ that have (i) been placed on any and all  personal  credit  cards  issued in the name of Sean  Garber  and/or Lisa Garber and (ii) that are set forth on Schedule
8.7.  Moreover,  within  45 days of the  Closing  Date,  SMI  shall use its best efforts  to procure  the  absolute  and final  release  of the  Stockholders  as guarantors on any obligations,  directly  relating to the business of CMJ, which are also set forth on  Schedule  8.7.  To the extent SMI is unable to obtain any such a  release,  it shall  indemnify  the  Stockholders  for the  corresponding personal guarantee.

          Section 8.8 Due Diligence. Each of CMJ and the Stockholders shall have completed, to their satisfaction and up to the Closing Date, their due diligence review of SMI's and Next's legal,  accounting and financial records with respect to SMI's and Next's business.

                                   ARTICLE IX

                 CONDITIONS TO OBLIGATIONS OF SMI AND MERGER SUB

          The  obligations  of SMI  under  this  Agreement  are  subject  to the satisfaction on or prior to the Closing Date, unless waived in writing by SMI or
Merger Sub, of each of the following conditions:

          Section   9.1   Representations   and   Warranties   of  CMJ  and  the
Stockholders.  The  representations  and warranties of CMJ and the  Stockholders contained in this Agreement  shall be true and correct on the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date (except for  representations and warranties made as of a specified date, which need only be true and correct as of the specified date).

          Section 9.2  Performance of Agreement.  All covenants,  conditions and other  obligations  under this Agreement to be performed or complied with by CMJ and the Stockholders shall have been performed and complied with in all material respects on or prior to the Closing in accordance with this Agreement.

          Section  9.3  Certificates.   Each  of  the  Stockholders  shall  have
furnished  SMI and Merger Sub with a  certificate  dated the Closing Date to the effect that each of the  conditions set forth in Sections 9.1 and 9.2 applicable to such person have been  satisfied and CMJ shall have  furnished SMI and Merger
Sub with a  certificate  dated the Closing  Date  signed by its Chief  Executive
Officer or  President  to the effect  that each of the  conditions  set forth in
Sections 9.1 and 9.2 applicable to CMJ have been satisfied.

          Section  9.4 Opinion of Counsel to CMJ and the  Stockholders.  SMI and
Merger Sub shall have received an opinion of Goldberg & Simpson, P.S.C., counsel to each of CMJ and  the  Stockholders,  dated  the  Closing  Date,  in form  and substance reasonably satisfactory to SMI and Merger Sub and substantially in the form attached hereto as Exhibit D.

          Section 9.5  Employment.  Sean Garber  shall have  entered  into the
Employment Agreement.

          Section 9.6 No Material Adverse Change.  SMI and Merger Sub shall have determined,  in their sole discretion,  that there are no facts or circumstances that materially and adversely affect the value of the CMJ Stock.

          Section 9.7 Due Diligence. SMI and Merger Sub shall have completed, to their  satisfaction  and up to the Closing Date,  their due diligence  review of
CMJ's properties and CMJ's legal,  accounting and financial records with respect to the business of CMJ.

          Section 9.8 Resignation.  The present directors and executive officers of CMJ shall have  resigned  and caused the  individuals  set forth on  Schedule
1.4(b) to succeed them in such capacity.

                                    ARTICLE X

                                   TAX MATTERS

          Section  10.1   Allocation   of  Tax   Liabilities.   Indemnification.

          (a) The  Stockholders  hereby  indemnify  and hold  harmless  SMI with respect to any and all Taxes that may be imposed on SMI, if any,  (i)  resulting from a breach of any  representation  or warranty  set forth in Section  2.10 or this Article X (a  "Breach"),  (ii) with  respect to all taxable  periods of CMJ ending on or prior to December  31,  2001,  for amounts less than or equal to an aggregate of $45,000.00 of Tax Liability or greater than an aggregate of $60,000 of Tax  Liability  or (iii)  allocated to the  Stockholders  pursuant to Section
10.1(b) hereof.  SMI hereby  indemnifies the  Stockholders for any and all Taxes that  may  be  imposed  on the  Stockholders  for  all  taxable  periods  of CMJ commencing  after December 31, 2001 to the extent such taxes are attributable to events  occurring  after December 31, 2001 and for any and all Taxes that may be imposed on the  Stockholders  in excess of  $45,000.00,  up to an  aggregate  of
$15,000 of Tax Liability,  for all taxable  periods of CMJ ending on or prior to
December 31, 2001.

          (b) CMJ and the  Stockholders  covenant  and agree that they have duly included,  or will duly  include,  in their own Tax Returns  their own allocable share of items of income,  gain, loss,  deduction or credit attributable to that taxable  year or other  taxable  period that ends on or before the Closing  Date and, in the case of any taxable year or other  taxable  period that includes the
Closing Date, that part of the taxable year or other taxable period that ends at the close of business on the Closing Date.

          (c) The  Stockholders  shall make any  payments  under this  Article X within thirty (30) days after the final  determination  (as such term is defined in Section  1313(a) of the Code) of any Tax  Liability  provided that whenever a taxing authority asserts a claim,  makes an assessment or otherwise disputes the amounts  of Taxes  payable  with  respect  to tax  periods  ending  on or before
December  31,  2001 and the  amount(s)  in  question is less than or equal to an aggregate of  $45,000.00  or greater  than an  aggregate  of $60,000,  SMI shall notify the  Stockholders  within ten (10) days and thereafter  the  Stockholders shall have the right to control any resulting proceedings and to determine when, whether  and to what  extent to settle any such  claim,  assessment  or dispute.
Notwithstanding  the  foregoing,  the  failure of SMI to give  notice  under the preceding  sentence  shall  not  relieve  the  Stockholders  of any  obligations hereunder  unless such failure  shall  preclude  the defense of such claim.  The
Stockholders  shall not agree to any adjustment or  adjustments  that would have the effect of increasing  the Tax Liability with respect to any period after the
Closing Date without obtaining the prior written consent of SMI.

          (d) If, for any United  States  federal,  state,  local or foreign tax purposes,  the taxable  period of CMJ does not  terminate  on the Closing  Date,
Taxes,  if any,  attributable  to the taxable  period of CMJ that  includes  the
Closing Date shall be  allocated,  subject to Section 10.1 (a) hereof to (i) the
Stockholders  for the period up to and including the Closing Date,  and (ii)

                                       22

SMI for the period subsequent to the Closing Date. For purposes of the preceding sentence,  Taxes for the period up to and including the Closing Date and for the period  subsequent  to the Closing Date shall be  determined  on the basis of an interim  closing of the books as of the close of business on the Closing Date as if such taxable period consists of one taxable period ending on the Closing Date followed by a taxable  period  beginning on the day  following the Closing Date.
For purposes of this subparagraph (d), exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a daily basis.

          (e) The Stockholders  shall prepare or cause to be prepared,  and file or cause to be filed, all Tax Returns of CMJ for all taxable periods of CMJ that end on or prior to the Closing  Date.  All such  returns  shall be prepared on a basis that is consistent with the manner in which the  Stockholders  prepared or filed such Tax Returns for prior periods.

          (f) After the Closing  Date,  SMI and the  Stockholders  shall provide each other with reasonable cooperation in connection with the preparation of Tax
Returns  of CMJ  and  shall  make  available  to  the  other  and to any  taxing authority,  as  reasonably  requested,  all  information,  records or  documents relating to Tax  Liabilities or potential Tax Liabilities of CMJ for all periods prior to or including the Closing Date and shall preserve all such  information, records and  documents  until the  expiration of any statute of  limitations  or extensions thereof.

                                   ARTICLE XI

                                 INDEMNIFICATION

          Section 11.1 Survival of  Representations.  Warranties and Agreements.
Subject to the limitations set forth in this Article XI and  notwithstanding any investigation  conducted at any time with regard  thereto by or on behalf of SMI and/or Merger Sub, on the one hand, or CMJ and/or the Stockholders, on the other hand, all representations,  warranties,  covenants and agreements of SMI, Merger
Sub, CMJ or the  Stockholders  in this  Agreement  shall survive the  execution, delivery and performance of this Agreement and shall be deemed to have been made again by SMI, Merger Sub, CMJ and the Stockholders at and as of the Closing. The
representations and warranties  contained in this Agreement shall remain in full force and effect for a period of eighteen  (18) months  after the Closing  Date;
provide however, that the representations, warranties and covenants contained in
Section  2.10 and  Article  X  relating  to  Taxes,  Section  2.13  relating  to
Intellectual  Property and Section 2.22 relating to Environmental  Matters shall remain  in full  force  and  effect  until the  expiration  of their  respective applicable  statute of  limitations  (including  any  extensions  thereof).  The
obligation  of  indemnity  provided  herein  shall  survive  the  Closing.   All
statements contained in any exhibit, schedule,  statement,  certificate or other writing  pursuant  to this  Agreement  or in  connection  with the  transactions contemplated  hereby  shall be deemed  representations  and  warranties  of SMI,
Merger  Sub,  CMJ or the  Stockholders,  as the case may be,  set  forth in this
Agreement within the meaning of this Article.

                                       23

          Section 11.2 Indemnification.

          (a)  Each of CMJ and  each  Stockholder,  and  only  the  Stockholders following the Closing, shall, jointly and severally, indemnify and hold harmless
SMI, and both SMI and the Surviving  Corporation following the Closing, from and against  any and all  losses,  liabilities,  damages,  demands,  claims,  suits, actions,  judgments  or  causes  of  action,  assessments,  costs  and  expenses including, without limitation,  interest, penalties, reasonable attorneys' fees, any  and  all  reasonable  expenses  incurred  in  investigating,  preparing  or defending  against  any  litigation,  commenced  or  threatened,  or  any  claim whatsoever,  and  any  and  all  amounts  paid in  settlement  of any  claim  or litigation (collectively,  "Damages"),  asserted against,  resulting to, imposed upon, or incurred or suffered by SMI or the Surviving  Corporation,  directly or indirectly,  as a result  of or  arising  from the  following  (individually  an
"Indemnifiable Claim" and collectively  "Indemnifiable  Claims" when used in the context of SMI as the Indemnified Party (as defined below)):

               (i) Any  inaccuracy  in or breach of any of the  representations, warranties  or  agreements  made in this  Agreement of CMJ or the
               Stockholders or the non-performance of any covenant or obligation to be  performed  by any of CMJ or the  Stockholders  under  this
               Agreement;

               (ii) Any violation by CMJ or the  Stockholders  of any law, rule,
               regulation,  arbitral  determination,   order,  writ,  decree  or
               injunction on or prior to the Closing Date;

               (iii) Any  misrepresentation in or any omission from any exhibit, schedule, statement, certificate or other writing furnished or to be  furnished  by or on behalf of CMJ or the  Stockholders  under this Agreement; and

          (b) SMI, and SMI and the Surviving Corporation, jointly and severally, following the Closing,  shall indemnify and hold harmless the Stockholders,  and just the  Stockholders  following  the  Closing,  from and  against  any and all
Damages asserted against, resulting to, imposed upon, or incurred or suffered by the  Stockholders,  directly or  indirectly,  as a result of or arising from the following (individually an "Indemnifiable Claim" and collectively "Indemnifiable
Claims"  when  used  in the  context  of CMJ or any of the  Stockholders  as the
Indemnified Party):

               (i) Any  inaccuracy  in or breach of any of the  representations, warranties  or  agreements  made  by SMI or  Merger  Sub in  this
               Agreement or the non-performance of any covenant or obligation to be performed by SMI or Merger Sub under this Agreement; and

               (ii) Any  misrepresentation  in or any omission from any exhibit, schedule, statement, certificate or other writing furnished or to be  furnished  by or on behalf of SMI or  Merger  Sub under  this
               Agreement.

          (c)  Without   duplication  of  Damages,   SMI  and/or  the  Surviving
Corporation shall be deemed to have suffered Damages arising out of or resulting from the  matters  referred  to

                                       24

in subsection (a) above if the same shall be suffered by any parent,  subsidiary or affiliate of either SMI or the Surviving Corporation.

          Section 11.3 Procedure for Indemnification with Respect to Third Party
Claims.  The Indemnified Party shall give the Indemnifying  Party prompt written notice of any third party claim, demand, assessment, suit or proceeding to which the indemnity  set forth in this Article XI applies which notice shall  describe said claim in reasonable detail (the "Indemnification Notice").  Notwithstanding the foregoing,  the Indemnified  Party shall not have any obligation to give any notice of any  assertion of liability by a third party unless such  assertion is in writing, and the rights of the Indemnified Party to be indemnified  hereunder in respect of any third  party  claim  shall not be  adversely  affected  by its failure to give notice pursuant to the foregoing  unless and, if so, only to the extent that,  the  Indemnifying  Party is  materially  prejudiced  thereby.  The
Indemnifying  Party shall have the right to control the defense or settlement of any such  action  subject to the  provisions  set forth  below in the event such claim solely  involves an action for  monetary  damages and could not affect the
Indemnified  Party's business going forward,  but the Indemnified  Party may, at its election, participate in the defense of any action or proceeding at its sole cost and expense; provided,  however,  specifically,  that SMI may defend itself against any  Indemnification  Claim  which may affect the  business of CMJ going forward.  Notwithstanding the foregoing,  if there exists a conflict of interest that would make it  inappropriate  for the same  counsel to  represent  both the
Indemnified  and  Indemnifying  Parties,  in connection  with any  Indemnifiable
Claim, then the Indemnified Party shall be entitled to retain its own counsel as is reasonably satisfactory to the Indemnifying Party at the Indemnifying Party's
expense.  In the event that such  Indemnified  Party  seeks  indemnification  as provided herein, such Indemnified Party shall make available to the Indemnifying
Party,  at  its  expense,  all  witnesses,   pertinent  records,  materials  and
information  in the  Indemnified  Party's  possession  or under the  Indemnified
Party's control relating  thereto as is reasonably  required by the Indemnifying
Party. Should the Indemnifying Party fail to defend any such Indemnifiable Claim
(except for failure  resulting from the  Indemnified  Party's  failure to timely give notice of such Indemnifiable claim), then, in addition to any other remedy, the  Indemnified  Party may settle or defend such action or  proceeding  through counsel of its own  choosing  and may recover  from the  Indemnifying  Party the amount of such  settlement,  demand,  or any  judgment  or decree and all of its costs and expenses,  including  reasonable  fees and  disbursements  of counsel.
Except as permitted in the preceding sentence,  the Indemnifying Party shall not be liable for any settlement effected without its written consent, which consent shall not be unreasonably withheld;  provided. however, that if such approval is unreasonably  withheld, the liability of the Indemnifying Party shall be limited to the amount of the proposed  compromise  or  settlement  and the amount of the
Indemnified Party's reasonable counsel fees incurred in defending such claim, as permitted by the preceding  sentence,  at the time such consent is  unreasonably withheld.  Notwithstanding the preceding sentence,  the right of the Indemnified
Party to compromise or settle any claim without the prior written consent of the
Indemnifying  Party  shall  only  be  available  if a  complete  release  of the
Indemnifying  Party is  contemplated  to be part of the proposed  compromise  or settlement of such third party claim.  The  Stockholders  shall not agree to any adjustment or adjustments that would increase Tax Liability of SMI, with respect to any period ending after the Closing Date,  without the prior written  consent of SMI.

          Section 11.4 Limitations as to Amount.  Notwithstanding the foregoing, the  Stockholders  shall have no  obligation  to indemnify  SMI or the Surviving
Corporation for any

                                       25

Damages in excess of $20,000;  provided,  however,  that this Section 11.4 shall not  apply  (i)  to  any  Damages  resulting  from  the  knowing  breach  of any representation or warranty made by CMJ or the Stockholders that are set forth in
Articles  II and III  hereof  or (ii)  with  respect  to any  indemnifiable  Tax
Liability  of CMJ (as set forth in  Section  10.1(a))  for all  taxable  periods ending on or  before  December  31,  2001,  until the total  amount of CMJ's Tax
Liability for such period exceeds $60,000.

                                   ARTICLE XII

                        TERMINATION, AMENDMENT AND WAIVER

          Section 12.1  Termination.  This  Agreement may be terminated  and the transactions  contemplated by this Agreement  abandoned at any time prior to the
Closing:

          (a) By the  mutual  written  consent of SMI,  CMJ,  Merger Sub and the
Stockholders;

          (b) By CMJ and the  Stockholders if it and the  Stockholders or Merger
Sub  are  not  in  material  breach  of  their  representations,  warranties  or
obligations   under  this   Agreement  and  there  has  been  a  breach  of  any
representation,  warranty,  covenant or agreement contained in this Agreement on the part of SMI or Merger Sub or if any  representation  or  warranty  of SMI or
Merger Sub shall have become untrue, in either case such that the conditions set forth in Articles VII and VIII would not be satisfied;  provided,  however, that if such breach or breaches are capable of being cured prior to the Closing, such breaches  shall not have been cured  within 30 days of delivery to SMI or Merger
Sub, as the case may be, of written  notice of such  breach or breaches  (but no such cure  period  shall be  required  if such  breach by its  nature  cannot be cured);

          (c) By either SMI or Merger Sub if it is not in material breach of its representations,  warranties or  obligations  under this Agreement and there has been a breach of any representation,  warranty,  covenant or agreement contained
in  this  Agreement  on  the  part  of  the   Stockholders  or  CMJ  or  if  any
representation  or warranty of the Stockholders or CMJ shall have become untrue, in either  case such that the  conditions  set forth in Article VII and IX would not be satisfied; provided, however, that if such breach or breaches are capable of being cured prior to the  Closing,  such  breaches  shall not have been cured within 30 days of delivery to CMJ and the Stockholders of written notice of such breach or breaches  (but no such cure period shall be required if such breach by its nature cannot be cured); or

          (d) By SMI,  Merger Sub or CMJ if. (i) the Closing has not occurred by
March 15, 2002 (provided  that the right to terminate this Agreement  under this clause (i) shall not be available to any party whose willful  failure to fulfill any  obligation  hereunder has been the cause of, or resulted in, the failure of the  Closing  to occur on or before  such  date);  (ii)  there  shall be a final non-appealable  order, decree or ruling of a court of competent  jurisdiction in effect preventing consummation of the transactions contemplated hereby; or (iii)
there shall be any statute,  rule,  regulation or non-appealable  order enacted, promulgated  or issued or deemed  applicable  to the  transactions  contemplated hereby  by  any  governmental  entity  that  would  make  consummation  of  such transactions illegal.

                                       26

          Section 12.2 Effect of Termination. In the event of any termination of this  Agreement  in  accordance  with  Sections  12.1  (a) or (d)  hereof,  this
Agreement shall forthwith become void and there shall be no liability under this
Agreement  on the  part  of any  party  hereto  or  its  respective  affiliates, officers,  directors,  employees or agents by virtue of such termination. In the event of any  termination of this Agreement in accordance with Sections 12.1 (b)
or (c), the parties hereto reserve their rights to take any action  permitted by law, including as provided in Section 13.2 hereof.

                                  ARTICLE XIII

                                  MISCELLANEOUS

          Section 13.1 Notices.

          All  notices,  requests,  demands and other  communications  which are required or may be given under this  Agreement  shall be in writing and shall be deemed to have been duly given  when  delivered  personally  or three days after being sent by registered or certified mail,  return receipt  requested,  postage prepaid:

          (a) If to SMI to:

              Sporting  Magic,  Inc.
              6430 Cobble Lane
              Harrison, Tennessee 37341
              Attention: Danny F. Cooke, its Chairman

              with a copy (which shall not constitute notice) to:

              Olshan  Grundman  Frome  Rosenzweig  & Wolosky LLP
              505 Park Avenue
              16th  Floor
              New  York,  New  York  10022
              Attention: Robert H. Friedman, Esq.

              and

              Miller & Martin  LLP
              Suite 1000 Volunteer Building
              832 Georgia Avenue
              Chattanooga, TN 37402-2289
              Attention: W. Scott McGinness Jr., Esq.

          (b) If to Merger Sub

              CMJ Acquisition  Company
              c/o Sporting  Magic,  Inc.
              6430 Cobble Lane

                                       27

              Harrison, Tennessee 37341
              Attention: Danny F. Cooke, its Chairman

              with a copy (which shall not constitute notice) to:

              Olshan  Grundman  Frome  Rosenzweig  & Wolosky LLP
              505 Park  Avenue
              16th Floor
              New York, New York 10022
              Attention: Robert H. Friedman, Esq.

              and

              Miller & Martin  LLP
              Suite 1000 Volunteer Building
              832 Georgia Avenue
              Chattanooga, TN 37402-2289
              Attention: W. Scott McGinness Jr., Esq.

          (c) If to the Stockholders to:

              Sean Garber
              [address]

              Lisa Garber
              [address]

              Mark Carter
              [address]

              with a copy (which shall not constitute notice) to:

              Steven A. Goodman,  Esq.
              David H. Cooper, Esq.
              Goldberg  & Simpson,  P.S.C.
              3000  National  City  Tower
              101 South  Fifth  Street
              Louisville, Kentucky 40202
              Fax: (502) 581-1344

          (d) If to CMJ to:

              CMJ Ventures,  Inc.
              3600  Chamberlain  Lane
              Suite 826
              Louisville, Kentucky 40241
              Attention: Sean Garber, President

                                       28

          with a copy (which shall not constitute notice) to:

          Steven A. Goodman, Esq.
          David H. Cooper, Esq.
          Goldberg & Simpson, P.S.C.
          3000 National City Tower
          101 South Fifth Street
          Louisville, Kentucky 40202
          Fax: (502) 581-1344

or to such other address as any party shall have  specified by notice in writing to the other in compliance with this Section 13.1.

          Section 13.2 Specific Performance.  All parties hereto recognize that, because  of the  nature of the  subject  matter of this  Agreement,  it would be impractical and extremely  difficult to determine actual damages in the event of a breach of this Agreement.  Accordingly, if any of CMJ or the Stockholders,  on
the one hand,  or SMI or Merger  Sub, on the other  hand,  commits a breach,  or threatens to commit a breach, of any of the provisions of hereof, as applicable, of this Agreement.  Accordingly,  if any of CMJ or the Stockholders,  on the one
hand, or SMI or Merger Sub, on the other hand, commits a breach, or threatens to commit a breach,  of any of the  provisions of hereof,  as  applicable,  of this
Agreement, SMI and Merger Sub, on the one hand, or CMJ and the Stockholders,  on the other hand, shall have the right to seek and receive a temporary restraining order,  injunction  or other  equitable  remedy  relating to the  prevention  or cessation of such breach or threatened breach,  including,  without  limitation, the right to have the provisions of this Agreement  specifically enforced by any court having equity jurisdiction, it being mutually acknowledged and agreed that any such  breach or  threatened  breach will cause  irreparable  injury and that monetary damages will not provide an adequate remedy.

          Section 13.3 Entire Agreement. This Agreement,  including the exhibits and  schedules  attached  hereto,  constitutes  the entire  agreement  among the parties  hereto  with  respect to the  subject  matter  hereof and  thereof  and supersedes all prior agreements,  representations  and understandings  among the parties hereto, whether written or oral.

          Section 13.4 Binding  Effect.  Benefits.  Assignments.  This Agreement
shall inure to the benefit of and be binding  upon the parties  hereto and their respective  successors  and  assigns;  nothing in this  Agreement,  expressed or implied,  is  intended  to confer on any other  person,  other than the  parties hereto  or their  respective  successors  and  assigns,  any  rights,  remedies, obligations or liabilities under or by reason of this Agreement.  This Agreement may not be  assigned  without  the prior  written  consent of the other  parties hereto.

          Section 13.5  Applicable  Law. This Agreement and the legal  relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Indiana,  without  regard to  conflicts of law rules of such state.

          Section  13.6  Jurisdiction.  The parties  hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising  out of or in

                                       29

connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Northern District of Indiana
or any  Indiana  State  court  sitting in Wabash,  so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this  Agreement  shall be deemed to have arisen from a transaction  of business in the State of Indiana,  and each of the parties hereby  irrevocably  consents to the jurisdiction of such courts (and of the  appropriate  appellate  courts  therefrom)  in any  such  suit,  action  or proceeding and irrevocably  waives,  to the fullest extent permitted by law, any objection  that it may now or  hereafter  have to the laying of the venue of any such suit,  action or proceeding in any such court or that any such suit, action or  proceeding  which is  brought  in any such  court  has  been  brought  in an inconvenient  forum Process in any such suit, action or proceeding may be served on any party anywhere in the world,  whether within or without the  jurisdiction of any such  court.  Without  limiting  the  foregoing,  each party  agrees that service of process on such  party as  provided  in Section  13.1 shall be deemed effective service of process on such party.

          Section  13.7  Severability.  With  respect to any  provision  of this
Agreement  finally  determined  by a  court  of  competent  jurisdiction  to  be unenforceable,  such court shall have  jurisdiction  to reform such provision so that it is  enforceable  to the maximum  extent  permitted  by law,  and all the parties hereto shall abide by such court's determination.  In the event that any provision of this Agreement  cannot be reformed,  such provision shall be deemed to be severed from this  Agreement,  but every other provision of this Agreement shall remain in full force and effect.

          Section 13.8 No Third Party Beneficiaries.  Nothing herein,  expressed or  implied,  is intended  or shall be  construed  to confer upon or give to any person,  firm,  corporation or legal entity,  other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement.

          Section 13.9 Headings. The headings and captions in this Agreement are included for purposes of convenience  only and shall not affect the construction or interpretation of any of its provisions.

          Section 13.10  Pronouns and Plurals.  All pronouns and any  variations thereof shall be deemed to refer to the masculine,  feminine, singular or plural as the context may  require.  All  references  herein to "he," "him" or "his" or
"she,"  "her" or "hers"  shall be for purposes of  simplicity  and,  except with reference  to  the  Stockholders,  are  not  intended  to  be a  reference  to a particular gender.

          Section   13.11   Counterparts.   This   Agreement   may  be  executed
simultaneously  in two or more  counterparts,  each of which  shall be deemed an original,  but  all  of  which  together  shall  constitute  one  and  the  same instrument.

          Section 13.12 Representation By Counsel;  Interpretation.  SMI, Merger
Sub, CMJ and the Stockholders each acknowledge that each party to this Agreement has been  represented  by  counsel in  connection  with this  Agreement  and the
transactions   contemplated   hereby.   Accordingly,   any  rule  of  applicable
constitutional provision,  statute, ordinance or other law, rule, regulation, or interpretation  by any  Governmental  Entity and any order or any legal

                                       30

decision that would require  interpretation  of any claimed  ambiguities in this
Agreement  against the party that drafted it has no application and is expressly waived.  The provisions of this  Agreement  shall be interpreted in a reasonable manner to effect the intent of the parties hereto.

             [The remainder of this page was purposely left blank.]

                                       31

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

                                                SPORTING MAGIC, INC.

                                                By: /s/ Dan Cooke
                                                   -----------------------------
                                                   Name:  Dan Cooke
                                                   Title: Chairman

                                                CMJ VENTURES, INC.

                                                By: /s/ Sean Garber
                                                   -----------------------------
                                                   Name:  Sean Garber
                                                   Title: President

                                                CMJ ACQUISTION COMPANY

                                                By: /s/ Dan Cooke
                                                   -----------------------------
                                                   Name:  Dan Cooke
                                                   Title: Chairman

                                                   /s/ Sean Garber
                                                   -----------------------------
                                                   SEAN GARBER

                                                   /s/ Lisa Garber
                                                   -----------------------------
                                                   LISA GARBER

                                                   /s/ Mark Carter
                                                   -----------------------------
                                                   MARK CARTER

                                       32